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                                                                     EXHIBIT 5.1



                    Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                           Washington, D.C. 20005-2111



                                                                 March 29, 2002


Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067

         Re:  Nabors Industries, Inc.
              Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to Nabors Industries, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 7,150,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on March 29, 2002 (the "Registration Statement"). Pursuant to the Registration Statement, (i) up to 7,012,500 shares of Common Stock (the "Shares") will be issuable upon the exchange of exchangeable shares, without par value (the "Exchangeable Shares"), of Nabors Exchangeco (Canada) Inc. ("Exchangeco"), a Canadian subsidiary of the Company, and (ii) up to 137,500 shares of Common Stock (the "Warrant Shares") will be issuable upon the exercise of Warrant Certificate No. 98-1, dated as of November 13, 1998, as amended on December 12, 2001, issued by Enserco Energy Service Company Inc. ("Enserco"), a corporation existing under the laws of Canada, to SCF IV, L.P. (the "Warrants"), as described in the Registration Statement, which will be assumed by the Company pursuant to the


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Nabors Industries, Inc.
March 29, 2002
Page 2

Amended and Restated Acquisition Agreement, dated as of March 18, 2002, by and between the Company and Enserco (the "Acquisition Agreement").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Restated By-Laws of the Company, as amended to date and currently in effect; (v) certain resolutions of the Board of Directors of the Company, relating to the issuance of the shares of Common Stock pursuant to the Registration Statement and related matters; (vi) the Warrants; (vii) the form of Support Agreement between the Company, Exchangeco and 3064297 Nova Scotia Company (the "Support Agreement") included in the Management Information Circular and Proxy Statement with respect to the Arrangement involving Enserco, the Company and certain of its affiliates, dated as of March 20, 2002 (the "Offering Circular"); (viii) the form of Voting and Exchange Trust Agreement between the Company, Exchangeco and Computershare Trust Company of Canada included in the Offering Circular (the "Voting and Exchange Trust Agreement"); and (ix) the Acquisition Agreement and certain related agreements and documents. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its


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Nabors Industries, Inc.
March 29, 2002
Page 3

directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Shares have been duly and validly reserved for issuance upon exchange of the Exchangeable Shares and, when the Registration Statement becomes effective under the Act and when issued upon such exchange in accordance with the terms of (a) the Exchangeable Shares, (b) the Acquisition Agreement,
(c) the Support Agreement, and (d) the Voting and Exchange Trust Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  2. The Warrant Shares have been duly and validly reserved for issuance upon exercise of the Warrants and when the Registration Statement becomes effective under the Act and when issued upon exercise in accordance with the terms of the Warrants and the Acquisition Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                    Very truly yours,

                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP